To the Board of Trustees of Kobren Insight Funds:

RE:           Kobren Delphi Value Fund

              We hereby  consent to the  reference to our Firm under the caption
"Independent Accountants" in the Prospectus and "Custodian, Counsel and Independent Accountants" in the Statement of Additional Information in the Post-Effective Amendment to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, of Kobren Insight Funds.